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                                                                      EXHIBIT 99

PRESS RELEASE


                         AMSURG TO PRESENT IN JANUARY AT
                 23RD ANNUAL JPMORGAN HEALTHCARE CONFERENCE AND
                PIPER JAFFRAY 17TH ANNUAL HEALTH CARE CONFERENCE

         Live Audio Presentations and Replays Available Via the Internet



NASHVILLE, Tenn. (January 4, 2005) - AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in two research conferences in January: the 23rd Annual JPMorgan Healthcare Conference and the Piper Jaffray 17th Annual Health Care Conference. In connection with each conference, there will be an on-line audio simulcast and a replay of the Company's presentation available at the Company's web site.

         The live simulcast and replay of the presentations will be available on the Company's Web site, www.amsurg.com, by clicking on the "Investors" link. Please go to the site at least 15 minutes prior to the presentations to download and install any necessary audio software.

         The 23rd Annual JPMorgan Healthcare Conference is being held in San Francisco, January 10th through January 13th. AmSurg's live presentation is scheduled to begin at 4:30 p.m. Pacific on Tuesday, January 11, 2005. Ken P. McDonald, AmSurg's President and Chief Executive Officer, will be speaking at the conference.

       The Piper Jaffray 17th Annual Health Care Conference will be held in New York, January 25th through January 27th. AmSurg's live presentation is scheduled to begin at 8:30 a.m. Eastern on Wednesday, January 26, 2005. Ken P. McDonald, AmSurg's President and Chief Executive Officer, and Claire Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at the conference.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2004, AmSurg owned a majority interest in 119 centers and had 12 centers under development.


                                    Contact:
                                              Claire M. Gulmi
                                              Senior Vice President and
                                              Chief Financial Officer
                                              (615) 665-1283



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